Exhibit 4.1
CLASS B COMMON STOCK CERTIFICATE
TRANSFER OF THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY REFERRED TO BELOW.
No.
Certificate Evidencing Class B Common Stock
of
IONIC DIGITAL INC.
Class B Common Stock
($1.00 par value per share)
IONIC DIGITAL INC., a corporation formed under the laws of the State of Delaware (the “Company”), hereby certifies that U.S. DATA MANAGEMENT GROUP LLC, a Delaware limited liability company (the “Holder”), is the registered owner of ONE share of Class B common stock (the “Class B Common Stock”). The Class B Common Stock is transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer and satisfaction of the other conditions set forth in the Certificate of Incorporation (as defined below), including, without limitation, Article IV, Section 3(f) thereof. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Class B Common Stock represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Certificate of Incorporation of the Company dated January 31, 2024 (as the same may be amended from time to time, the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company effective as of January 31, 2024 (as the same may be amended from time to time (the “Bylaws”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Incorporation or the Bylaws, as applicable. The Company will provide a copy of the Certificate of Incorporate and the Bylaws to the Holder without charge upon written request to the Company at its principal place of business
Upon receipt of this certificate, the Holder is bound by the Certificate of Incorporation and the Bylaws and is entitled to the benefits thereunder.
The Holder of this certificate, by accepting this certificate, is deemed to have agreed to the terms of the Class B Common Stock.
This certificate shall be governed by the laws of the State of Delaware.
IN WITNESS WHEREOF, the Company has executed this certificate this        day of            .
Name:	Name:
Title:	Title:

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers this Class B Common Stock certificate to:
(Insert assignee’s social security or tax identification number)
(Insert address and zip code of assignee)
and irrevocably appoints as agent to transfer this Class B Common Stock certificate on the books of the Company. The agent may substitute another to act for him or her.
Date:
Signature:
(Sign exactly as your name appears on the other side of this Class B Common Stock Certificate)